Exhibit 99.2

Alphatec Holdings, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

On March 6, 2018, Alphatec Holdings, Inc. (the “Company”) and its newly-created wholly-owned subsidiary, Safari Merger Sub, Inc. (“Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SafeOp Surgical, Inc., a Delaware corporation (“SafeOp”), certain Key Stockholders of SafeOp and a Stockholder Representative. The Merger Agreement provides for a reverse triangular merger (the “Merger”), which was consummated on March 8, 2018, in which Sub was merged into SafeOp, with SafeOp being the surviving corporation and a wholly-owned subsidiary of the Company. Under the term of the Merger Agreement, the Company paid $15 million in cash, agreed to issue 3,265,132 shares of Common Stock, issued $3 million of notes that are convertible into 931,667 shares of Common Stock (the “Notes”), and issued warrants to purchase 2.2 million shares of Common Stock at an exercise price of $3.50 per share (the “Merger Warrants”). An additional 1,330,263 shares of Common Stock are issuable upon achievement of post-closing milestones.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2017 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 are based on the historical financial statements of the Company and SafeOp using the acquisition method of accounting.

The unaudited condensed combined pro forma balance sheet as of December 31, 2017 is based on the Company’s consolidated balance sheet as of December 31, 2017 and SafeOp’s balance sheet as of December 31, 2017. The unaudited condensed combined pro forma balance sheet gives effect to the Merger and the completed and anticipated financing as if it had occurred on December 31, 2017, and includes all adjustments that give effect to events that are directly attributable to the Merger and are factually supportable. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 gives effect to the Merger and the completed and anticipated financing as if it had occurred on January 1, 2017 and includes all adjustments that give effect to events that are directly attributable to the Merger and the completed and anticipated financing, are expected to have a continuing impact, and are factually supportable.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to represent or to be indicative of the results of operations and financial position that the Company would have reported had the Merger been completed as of the date set forth in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements reflect certain adjustments based on management’s preliminary estimates of the fair values of tangible and intangible assets acquired. Upon completion of detailed valuation studies the Company may make additional adjustments to the fair values, and these valuations could change significantly from those used to determine certain adjustments in the pro forma condensed combined financial statements.

In addition to the Merger, the pro forma financial statements include the effect of entering into a securities purchase agreement dated March 8, 2018, pursuant to which the Company sold in a private placement (the “Private Placement”) to certain institutional and accredited investors (collectively, the “Purchasers”), including certain directors and executive officers of the Company, at a purchase price of $1,000 per share, 45,200 shares (the “Preferred Shares”) of newly designated Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) (which Preferred Shares will be converted into approximately 14,349,236 shares (subject to adjustment as described below and in the Certificate of Designations) of the Company’s common stock (“Common Stock”) upon approval by the Company’s stockholders (“Stockholder Approval”), and warrants to purchase up to 12,196,851 shares of Common Stock at an exercise price of $3.50 per share (the “Private Offering Warrants”). The Private Offering Warrants will become exercisable following Stockholder Approval, are subject to certain ownership limitations in certain cases, and expire five years after the date of such Stockholder Approval. The aggregate gross proceeds from the Private Placement were $45.2 million. The Company intends to use the net proceeds from the Private Placement for general corporate and working capital purposes and to fund strategic initiatives, including a portion of the Merger consideration described above.

The pro forma financial statements also include the effect of the Company entering into a Warrant Exercise Agreement (the “Exercise Agreement”) with Armistice Capital Master Fund, Ltd. (“Armistice”) on March 8, 2018, a holder of an outstanding warrant to purchase up to an aggregate of 2,400,000 shares of Common Stock, at an exercise price of $2.00 per share (the “Original Warrant”). Pursuant to the terms of the Exercise Agreement, Armistice has agreed to exercise, from time to time and in accordance with the terms of the Original Warrant, including certain beneficial ownership limitations set forth therein, the Original Warrant for cash (the “Warrant Exercise”). As a result of the Warrant Exercise, the Company received gross proceeds of $3.4 million on March 8, 2018 from the exercise of the 1.7 million shares of the Original Warrant, and expects to receive additional gross proceeds of up to $1.4 million thereafter from additional exercises of the remaining shares under the Original Warrant following Stockholder Approval. The Company expects to use the net proceeds from the exercise of the Original Warrant for general corporate and working capital purposes and to fund strategic initiatives.

These unaudited pro forma condensed combined financial statements should be read in conjunction with:

•

The Company’s historical consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 9, 2018;

•	The Company’s Current Report on Form 8-K filed with the SEC on March 6, 2018;

•	SafeOp Surgical Inc.’s Financial Statements with Independent Auditor’s report for the year ended December 31, 2017 included in Appendix C.

Alphatec Holdings, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2017 (In thousands)

	Alphatec Historical	SafeOp Historical	Pro Forma Adjustments Financing		Pro Forma Adjustments SafeOp Acquisitions		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$22,466	$301	$47,797	A	$(17,377	)E	$53,187
Accounts receivable, net	14,822	55					14,877
Inventories	27,292	218					27,510
Prepaid expenses and other current assets	1,767	41					1,808
Current assets of discontinued operations	131						131

Total current assets	66,478	615	47,797		(17,377)		97,513
Property and equipment, net	12,670	23					12,693
Intangible assets, net	5,248	241			21,560	F	26,808
					(241	)G
Goodwill					12,148	H	12,148
Other assets	208						208
Noncurrent assets from discontinued operations	56						56

Total assets	$84,660	$879	$47,797		$16,090		$149,426

Liabilities And Stockholders’ Equity
Current liabilities:
Accounts payable	$3,878	$221	$386	B	$138	I	$4,561
					(62	)J
Accrued expenses	22,246	164			62	J	22,472
Current portion of long-term debt	3,306						3,306
Commitments and contingencies					3,200	K	3,200
Current liabilities of discontinued operations	312						312

Total current liabilities	29,742	385	386		3,338		33,851
Long-term debt less current portion	37,767				3,000	L	40,767
Other long-term debt	20,206						20,206
Deferred tax liabilities					2,189	M	2,189
Convertible promissory note		2,401			(2,401	)N	—

Total liabilities	87,715	2,786	386		6,126		97,013

Redeemable preferred stock	23,603	11,321			(11,321	)N	23,603
Stockholders’ equity:
Series A convertible preferred stock	—	—					—
Series B convertible preferred stock	—	—	—	C			—
Common stock	2	1	—	D	(1	)O	2
					—	P
Treasury Stock, 2 shares, at cost	(97)						(97)
Additional paid in capital	436,803	532	35,013	C	(532	)O	487,978
			4,800	D	11,362	P
Stock warrants		1	7,598	C	(1	)O	9,248
					1,650	Q
Shareholder note receivable	(5,000)						(5,000)
Accumulated other comprehensive income	1,093						1,093
Accumulated deficit	(459,459)	(13,762)			13,762	O	(464,414)
					(4,955	)R

Total stockholders’ equity	(26,658)	(13,228)	47,411		21,285		28,810

Total liabilities and stockholders’ equity	$84,660	$879	$47,797		$16,090		$149,426

Alphatec Holdings, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2017

(In thousands, except per share amounts)

	Alphatec Historical	SafeOp Historical	Pro Forma Adjustments Financing		Pro Forma Adjustments SafeOp Acquisitions		Pro Forma Combined
Revenues	$101,739	$246	$—		$—		$101,985
Cost of Revenues	39,406	123					39,529

Gross Profit	62,333	123					62,456
Operating Expenses:
Research and development	4,920	801					5,721
Sales and marketing	41,158	1,343					42,501
General and administrative	23,220	1,352			(168	)S	24,404
Amortization of intangibles	688				715	F	1,403
Restructuring expenses	2,206						2,206
Impairment on intangible assets	(856)						(856)

Total costs and expenses	71,336	3,496	—		547		75,379

Operating loss	(9,003)	(3,373)	—		(547)		(12,923)
Interest expense, net	(7,482)	(13)			(180	)L	(7,675)
Gain on change of fair value of warrants	12,044						12,044
Other expenses, net	(133)						(133)

Loss from continuing operations before tax	$(4,574)	$(3,386)	$—		$(727)		$(8,687)

Income tax benefit	(34)						(34)

Loss from continuing operations	(4,540)	(3,386)	—		(727)		(8,653)
Income from discontinued operations, net	2,246						2,246

Net loss	$(2,294)	$(3,386)	$—		$(727)		$(6,407)

(Loss) Income per share, basic:
Continuing operations	$(0.36)						$(0.47)
Discontinued operations	0.18						0.12

Net loss per share, basic:	$(0.18)						$(0.35)
(Loss) Income per share, diluted:
Continuing operations	$(1.25)						$(0.42)
Discontinued operations	0.17						0.05

Net loss per share, diluted	$(1.08)						$(0.38)
Weighted average number of shares outstanding:
Basic	12,788		2,400	T	3,265	T	18,453
Diluted	13,282		28,946	U	6,397	U	48,625

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these financial statements.

Alphatec Holdings, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Description of Transaction and Basis of Presentation

Description of Transaction

On March 6, 2018, Alphatec Holdings, Inc. (the “Company”) and its newly-created wholly-owned subsidiary, Safari Merger Sub, Inc. (“Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SafeOp Surgical, Inc., a Delaware corporation (“SafeOp”), certain Key Stockholders of SafeOp and a Stockholder Representative. The Merger Agreement provides for a reverse triangular merger (the “Merger”), which was consummated on March 8, 2018, in which Sub was merged into SafeOp, with SafeOp being the surviving corporation and a wholly-owned subsidiary of the Company. Under the terms of the Merger Agreement, the Company paid $15 million in cash, agreed to issue 3,265,132 shares of Common Stock, issued $3 million of notes that are convertible into 931,667 shares of Common Stock (the “Notes”), and issued warrants to purchase 2.2 million shares of Common Stock at an exercise price of $3.50 per share (the “Merger Warrants”). An additional 1,330,263 shares of Common Stock are issuable upon achievement of post-closing milestones.

In addition to the Merger, the pro forma financial statements include the effect of entering into a securities purchase agreement dated March 8, 2018, pursuant to which the Company sold in a private placement (the “Private Placement”) to certain institutional and accredited investors (collectively, the “Purchasers”), including certain directors and executive officers of the Company, at a purchase price of $1,000 per share, 45,200 shares (the “Preferred Shares”) of newly designated Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) (which Preferred Shares will be converted into approximately 14,349,236 shares (subject to adjustment as described below and in the Certificate of Designations) of the Company’s common stock (“Common Stock”) upon approval by the Company’s stockholders (“Stockholder Approval”), and warrants to purchase up to 12,196,851 shares of Common Stock at an exercise price of $3.50 per share (the “Private Offering Warrants”). The Private Offering Warrants will become exercisable following Stockholder Approval, are subject to certain ownership limitations in certain cases, and expire five years after the date of such Stockholder Approval. The aggregate gross proceeds from the Private Placement were approximately $45.2 million. The Company intends to use the net proceeds from the Private Placement for general corporate and working capital purposes and to fund strategic initiatives, including a portion of the Merger consideration described above.

The pro forma financial statements also include the effect of the Company entering into a Warrant Exercise Agreement (the “Exercise Agreement”) with Armistice Capital Master Fund, Ltd. (“Armistice”) on March 8, 2018, a holder of an outstanding warrant to purchase up to an aggregate of 2,400,000 shares of Common Stock, at an exercise price of $2.00 per share (the “Original Warrant”). Pursuant to the terms of the Exercise Agreement, Armistice has agreed to exercise, from time to time and in accordance with the terms of the Original Warrant, including certain beneficial ownership limitations set forth therein, the Original Warrant for cash (the “Warrant Exercise”). As a result of the Warrant Exercise, the Company received gross proceeds of $3.4 million on March 8, 2018 from the exercise of the 1.7 million shares of the Original Warrant, and expects to receive additional gross proceeds of up to $1.4 million thereafter from additional exercises of the remaining shares under the Original Warrant following Stockholder Approval. The Company expects to use the net proceeds from the exercise of the Original Warrant for general corporate and working capital purposes and to fund strategic initiatives.

Basis of Presentation

The unaudited pro forma condensed combined financial statement have been prepared based on the Company’s and SafeOp’s historical financial information, giving effect to the Merger and related adjustments described in these notes. The Company and SafeOp prepares its financial statement in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Certain note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by the Securities and Exchange Commission rules and regulations.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017, gives effect to the Merger and the completed and anticipated financing as if they were completed on January 1, 2017 and the unaudited pro forma condensed combined balance sheet as of December 31, 2017, gives effect to the Merger and the completed and anticipated financing as if they had occurred on that date.

The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events and are based on (i) the historical consolidated results of operations and financial condition of the Company; (ii) the historical consolidated results of operations and financial condition of SafeOp; and (iii) pro forma events directly attributable to the proposed merger and with respect to the unaudited condensed combined statements of operations are expected to have a continuing impact on the combined results, as further described below.

The Company accounts for business combinations in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, “Business Combinations.” The purchase price for the Merger has been allocated to the assets and liabilities acquired based on management’s preliminary estimates of the fair values of tangible and intangible assets acquired. Upon completion of detailed valuation studies the Company may make additional adjustments to the fair values, and these valuations could change significantly from those used to determine certain adjustments in the pro forma condensed combined financial statements.

Certain reclassifications have been made to the historical presentation of SafeOp to conform to the presentation used in the unaudited pro forma condensed combined financial information. These reclassifications have no net impact on the historical operating loss, loss from continuing operations, total assets, liabilities, or shareholders’ equity reported by the Company or SafeOp.

2.	Purchase Price

In connection with the Merger, the Company agreed to pay $15 million in cash (subject to a working capital adjustment), agreed to issue 3,265,132 shares of Common Stock, issued Notes for $3 million, and issued Merger Warrants to purchase 2.2 million shares of Common Stock at an exercise price of $3.50 per share. In accordance with the terms of the Merger Agreement, the price per share of the Common Stock was based on the per share price at the time of entering into the Letter of Intent and the volume weighted average price per share of the Company’s Common Stock for the period commencing on December 31, 2017 and ending March 5, 2018. For accounting purposes, such shares were valued as of March 8, 2018, at a per share price of $3.48; a total of $11.4 million. The Merger Warrants were fair valued at $1.6 million using the Black-Scholes valuation model. Additionally, a portion of the consideration transferred was to pay for certain SafeOp transaction costs incurred related to the Merger. As such, payments related to these reimbursements are excluded from the purchase price below.

The Company agreed to issue additional shares of Common Stock for up to $4.3 million upon achievement of post-closing milestones (the “Contingent Consideration”). The first milestone includes payment of up to $1.4 million 10 days after 501(k) submission of an application for regulatory clearance for an indication for use of a product that includes specifically recording of muscle activity, also known as electromyography (“EMG”). The second milestone includes a payment of up to $2.9 million 10 days after the receipt of 501(k) clearance from any regulatory authority for an indication for use of a product specifically EMG. The Contingent Consideration is recorded as a liability and measured at fair value using a probability-weighted income approach, utilizing significant unobservable inputs including the probability of achieving each of the potential milestones and an estimated discount rate related to the risks of the expected cash flows attributable to the milestones. The material factors that may impact the fair value of the Contingent Consideration, and therefore, this liability, are the probabilities of achieving the related milestones and the discount rate. Significant increases or decreases in any of the probabilities of success would result in a significantly higher or lower fair value, respectively. The fair value of the Contingent Consideration, and the associated liability relating to the Contingent Consideration at each reporting date, will be re-estimated with the changes in fair value reflected in earnings.

The total estimated purchase price is presented below (in thousands):

Cash	$13,272
Common Stock (net of $604 transaction costs paid)	10,758
Note (net of $54 transaction costs paid)	2,946
Warrants (net of $54 transaction costs paid)	1,596
Contingent Consideration	3,200

Total	$31,772

Pro Forma Adjustments

A.	Reflects the consideration received from the Private Placement and the Warrant Exercise, net of issuance costs paid to date summarized as follows (in thousands):

Private Placement	$45,200
Issuance Costs	(2,203)
Warrant Exercise	4,800

Total	$47,797

B.	Reflects the amount of the Private Placement issuance costs that were incurred but not yet paid as of the issuance date.

C.

Reflects the issuance of 45,200 shares of Series B Convertible Preferred Stock with a par value of $0.0001 and the Private Offering Warrants, net of issuance costs. The total consideration received of $45.2 million and the issuance costs incurred of $2.3 million is allocated to the Series B Convertible Preferred Stock and the Private Offering Warrants on a relative fair value basis.

	Par Value	APIC
Series B Convertible Preferred Stock	$—	$37,140
Series B Convertible Preferred Stock Issuance Costs		(2,127)

Total	$—	$35,013

Private Offering Warrants	—	8,060
Private Offering Warrants Issuance Costs		(462)

Total	$—	$7,598

D.	Reflects the issuance of 2,400,000 shares of Common Stock with a par value of $0.0001 for $2 per share related to the Warrant Exercise (in thousands).

	Par value	APIC
Common Stock	$—	$4,800

E.	Reflects the amount of cash consideration paid for the Merger, plus cash paid for transaction related costs as follows (in thousands):

Cash consideration	$13,272
The Company’s transaction costs	3,351
SafeOp’s transaction costs	754

Total	$17,377

The cash paid for the Company’s transaction costs includes $1.8 million paid on behalf of SafeOp.

F.

Reflects fair value adjustments for intangibles acquired in the Merger and related pro forma amortization adjustments. Pro forma amortization expense is based on an estimated useful life of one year for the EPAD Tradename. The in-process research and development (“IPR&D”) for the EMG technology is considered to have an indefinite life until the development is completed (i.e. once FDA clearance is obtained), at which point the Company will determine the intangible asset’s estimated useful life. The intangible assets acquired in the Merger are detailed below (in thousands):

	Fair Value	Remaining Useful Life (Years)	Pro Forma Amortization Expense
EPAD Tradename	$60	1	$60
IPR&D	8,400	N/A
Developed technology	13,100	20	655

Total	$21,560		$715

G.	Reflects the elimination of SafeOp’s historical intangible asset value.

H.	Reflects the estimated amount of goodwill to be recorded (in thousands):

Purchase Price	$31,772
Less: Estimated fair value of the assets acquired:
Current assets	(615)
Property and equipment	(23)
EPAD 1 tradename	(60)
IPR&D - EMG	(8,400)
Developed technology – SSEP	(13,100)
Plus: Estimated fair value of the liabilities assumed
Current liabilities	385
Deferred tax liability	2,189

Goodwill	$12,148

I.	Reflects the amount of the Merger transaction costs that were incurred but not yet paid as of the transaction date.

J.	Represents a reclassification of SafeOp accrued expenses from accounts payable into a separate line item, consistent with the Company’s presentation.

K.	Reflects the estimated fair value of the Contingent Consideration (refer to Note 2).

L.

Reflects the Notes issued as part of the consideration transferred and related estimated interest (in thousands). The Company determined that the issuance costs were not material and expensed the costs as incurred.

	Value	Annual Interest Rate	Interest Expense
Note	$3,000	6%	$180

M.	Reflects the deferred tax liability recorded as part of the acquisition of the IPR&D.

N.	Reflects the conversion of the SafeOp convertible promissory notes and redeemable preferred stock into SafeOp equity prior to the Merger.

O.

Reflects the elimination of SafeOp’s shareholders equity. These adjustments include the net effect of converting the SafeOp convertible promissory notes and redeemable preferred stock into equity plus the elimination of those equity amounts.

P.	Reflects the issuance of 3,265,132 shares of Common Stock with a par value of $0.0001 and a closing price of $3.48, as part of the consideration transferred (refer to Note 2) (in thousands).

	Par Value	APIC
Common Stock	$—	$11,362

Q.	Reflects the issuance of the warrants as part of the consideration transferred (refer to Note 2).

R.	Reflects the recognition of transaction expense incurred as part of the Merger as follows (in thousands):

Cash	$4,105
Accounts Payable	138
Common Stock	604
Note	54
Merger Warrants	54

Total	$4,955

S.	Reflects the elimination of transaction expenses related to the Merger recognized in the historical financial statements.

T.	Reflects the changes in the basic shares outstanding for the shares of Common Stock issued as part of the Warrant Exercise and Merger (in thousands).

Pro forma basic weighted average shares
Historical weighted average shares outstanding	12,788
Shares issued from Warrant Exercise	2,400
Shares issued as part of Merger consideration	3,265

Pro forma weighted average shares (basic)	18,453

U.	Reflects the changes in the diluted shares outstanding for the issuance of the Series B Convertible Preferred Stock, the Private Placement Warrants, the Notes, and the Merger Warrants (in thousands).

Pro forma diluted weighted average shares
Historical weighted average shares outstanding	13,282
Shares issued from Warrant Exercise	2,400
Shares issues as part of Merger consideration	3,265
Shares converted from Series B Convertible Preferred	14,349
Shares converted from Private Placement Warrants	12,197
Shares converted from Notes	932
Shares converted from Merger Warrants	2,200

Pro forma weighted average shares (diluted)	48,625

Income Taxes

Due to the Company’s ongoing operating losses, and the resulting inability to recognize any income tax benefit, there is no provision for income taxes in the pro forma condensed combined financial statement.